Exhibit 99.5

COMMUNITY BANK SHARES OF INDIANA, INC.

REVOCABLE PROXY

Special Meeting of Shareholders

to be held on [●], 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary L. Libs and James D. Rickard, or either of them, as proxies, with full power to act alone, each with the power to appoint his substitute, to vote the shares of the undersigned in Community Bank Shares of Indiana, Inc. (“Community”) at the Special Meeting of Shareholders to be held on [●], [●], 2014, at 10:00 a.m. local Time, at Your Community Bank’s main office, 101 West Spring Street, New Albany, Indiana, 4th Floor Meeting Room, and any and all adjournments and postponements thereof.

If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes below.

The undersigned acknowledges receipt from Community, prior to the execution of this proxy, of Notice of the Special Meeting of Shareholders and Joint Proxy Statement-Prospectus.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

1. The approval of the issuance of up to 1,962,628 shares of Community common stock in connection with the share exchange; 1,120,950 shares to be issued in connection with private placements and up to 841,678 shares to be issued to First Financial Service Corporation (“First Financial) shareholders in connection with the Agreement and Plan of Share Exchange, dated as of April 21, 2014 by and among Community and First Financial. The issuance of these shares is subject to adjustment as described in the Joint Proxy Statement-Prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. The approval of the adjournment of the Special Meeting to one or more later dates, if necessary, to permit Community to solicit additional proxies if there are insufficient votes at the Special Meeting to constitute a quorum or to approve the issuance of shares of Community common stock contemplated by item number 1 above.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote “FOR” approval of each of the listed proposals.

COMMUNITY BANK SHARES OF INDIANA, INC. OFFERS SHAREHOLDERS OF RECORD

THREE WAYS TO VOTE YOUR PROXY

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use this cost effective and convenient way of voting, 24 hours a day, 7 days a week.

INTERNET VOTING	TELEPHONE VOTING	VOTING BY MAIL

Visit the Internet voting website at www.proxyvote.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. on [●], 2014.	Use your telephone to vote by calling 1-800-690-6903. Have this proxy card ready and follow the instructions that you hear on the telephone. This is a toll-free call to you. Available 24 hours a day, 7 days a week until 11:59 p.m. on [●], 2014.	Simply sign and date your proxy card and return it in the postage-paid envelope that has been furnished to you. If you have misplaced that envelope, you may mail your proxy card to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are voting by Internet or telephone, please do not mail your proxy card.

Please sign your name exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Date ____________________, 2013
Signature*

Signature, if held jointly*

*You may specify your votes by marking the appropriate boxes. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors’ recommendation. If your votes are not specified, this proxy will be voted FOR Items 1 and 2.

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